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                                                                          EX-10U


                         THE CHASE MANHATTAN BANK, N.A.

                            MANAGEMENT INCENTIVE PLAN


                             INSTRUMENT OF AMENDMENT


         WHEREAS, The Chase Manhattan Bank, N.A. maintains The Chase Manhattan Management Incentive Plan (the "Program"), pursuant to resolutions of the Board of Directors of The Chase Manhattan Bank, N.A.;

         WHEREAS, the Board of Directors of the The Chase Manhattan Bank, N.A. resolved on August 25, 1995, that the Program be amended as set forth in this Instrument of Amendment;

         NOW, THEREFORE, the Program is hereby amended as follows:

1. Section 2(b) of the resolutions dated August 17, 1990 to the Program is amended by inserting at the end thereof the following:

         For purposes of this Change in Control Provision, an Approved Change in Control shall not constitute a Change in Control. As used herein, the term "Approved Change in Control" means any Change in Control occurring by reason of or upon the occurrence of the transactions and events contemplated by the Merger Agreement. "Merger Agreement" means any agreement or plan of merger or consolidation between CMC and Chemical Banking Corporation that is approved by the Boards of Directors of CMC and Chemical Banking Corporation on or before September 30, 1995, as modified from time to time.

2. This Instrument of Amendment shall be effective as of August 25, 1995.

         IN WITNESS WHEREOF, The Chase Manhattan Bank, N.A. has executed this Instrument of Amendment as of August 25, 1995.



                                                  THE CHASE MANHATTAN BANK, N.A.



                                                  By:  /s/ JOHN J. FARRELL
                                                     ---------------------------
                                                     John J. Farrell
                                                     Executive Vice President